As filed with the Securities and Exchange Commission on March 17, 1997

                                                           Registration No. 333-
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ___________________
                                    Form S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                              ____________________

                            LITTON INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                        (State or other jurisdiction of
                         incorporation or organization)

                                   95-1775499
                      (I.R.S. Employer Identification No.)

                            21240 Burbank Boulevard
                     Woodland Hills, California  91367-6675
             (Address of Principal Executive Offices with Zip Code)
                _______________________________________________
                LITTON INDUSTRIES EMPLOYEES STOCK PURCHASE PLAN
                            (Full Title of the Plan)
                      ___________________________________
                                JOHN E. PRESTON
                   Senior Vice President and General Counsel
                            LITTON INDUSTRIES, INC.
                            21240 Burbank Boulevard
                     Woodland Hills, California 91367-6675
                    (Name and address of agent for service)

                                 (818) 598-5000
         (Telephone number, including area code, of agent for service)
                             ______________________


                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
                                         Proposed     Proposed
                                          maximum      maximum
                             Amount      offering     aggregate     Amount of
Title of securities          to be         price      offering     registration
to be registered           registered    per share      price          fee
                              (1)           (2)          (2)
------------------------------------------------------------------------------
Common Stock, par           2,000,000     $32.45     $64,900,000     $19,667
value $1.00 per share        Shares
------------------------------------------------------------------------------
------------------------------------------------------------------------------

(1) In addition to this amount, such additional shares as may be issued hereafter as stock dividends or stock splits with respect to the securities being registered.

(2) Estimated solely for the purpose of calculating the filing fee and, pursuant to Rule 457(c), based on 80% of the average of the high and low prices of the Company Common Stock on the New York Stock Exchange on
     March 13, 1997 and estimated to be the aggregate contributions of employees under the Plan.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                            ________________________

The Prospectus relating to this Registration Statement also contains the information required by Rule 429 under the Securities Act of 1933 with respect to 70,832 Common Shares of the Company registered under the Registration Statement on Form S-8, File No. 33-27467.

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION

     This Registration Statement relates to the registration of 2,000,000 shares of $1.00 par value per share common stock ("Common Stock") of Litton Industries, Inc. (the "Company") for purchase by eligible participants in the Company's Employees Stock Purchase Plan (the "Plan"). The documents containing the information specified in Part I will be sent or given to employees or other participants as specified by Rule 428(b)(1). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     The Company shall provide a written statement to Plan participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which will include a statement that such documents are incorporated by reference in the Section 10(a) Prospectus. Such statement shall further include the address and telephone number to which any request for documents should be directed and provide that the documents required by Rule 428(b) shall be made available without charge.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Securities and Exchange Commission are incorporated in this Registration Statement by reference: (i) the Annual Report on Form 10-K for the year ended July 31, 1996;
(ii) the Quarterly Report on Form 10-Q for the quarterly period ended October 31, 1996; (iii) the Quarterly Report on Form 10-Q for the quarterly period ended January 31, 1997; and (iv) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, effective August 17, 1994.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and shall be a part thereof from the date of filing of those documents.

     The Company will provide without charge to each participant on written or oral request of such person, a copy (without exhibits) of any or all documents incorporated by reference into this Registration Statement. Requests for such copies should be directed to Corporate and Law Library, Litton Industries, Inc., 21240 Burbank Boulevard, Woodland Hills, California 91367, Telephone (818) 598-5000.

ITEM 4.  DESCRIPTION OF SECURITIES

     A description of the Company's Common Stock, $1.00 par value per share, is incorporated by reference under Item 3.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Legal Opinion

     John E. Preston, Los Angeles, California, General Counsel to the Company, and its affiliates, has delivered an opinion to the effect that the shares of Common Stock covered by this Registration Statement will be legally issued, fully paid and non-assessable. As of March 17, 1997, Mr. Preston owned 13,024 shares of Common Stock and had options to acquire an additional 41,258 shares of Common Stock.

Experts

The consolidated financial statements incorporated herein by reference from the Company's Annual Report on Form 10-K for the year ended July 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation provides that the Company may indemnify the agents of the Company to the maximum extent permitted under Delaware law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

     Exhibit No.       Description
     5.1               Opinion of John E. Preston as to the legality of the
                       securities being registered

     23.1              Consent of independent auditors

     23.2              Consent of John E. Preston (included in Exhibit 5.1)

     24                Powers of Attorney of Directors

ITEM 9.  UNDERTAKINGS

     A.  The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 17th day of March 1997.


                                        LITTON INDUSTRIES, INC.

                                        By: /s/ CAROL A. WIESNER
                                            ----------------------------

                                            Carol A. Wiesner
                                            Vice President and Controller
                                            (Chief Accounting Officer)

     Each person whose signature appears below hereby authorizes John E. Preston and Jeanette M. Thomas, and each of them, as attorney-in-fact, to sign on his or her behalf, individually and in each capacity stated below, any amendment, including post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                       Capacity                     Date


/s/  *JOHN M. LEONIS               Chairman of the Board,        March 17, 1997
------------------------------     Chief Executive Officer
     John M. Leonis                and Director (principal
                                   executive officer)

/s/  *MICHAEL R. BROWN             President, Chief Operating    March 17, 1997
------------------------------     Officer and Director
     Michael R. Brown

/s/  *RUDOLPH E. LANG, JR.         Senior Vice President,        March 17, 1997
------------------------------     Chief Financial Officer
     Rudolph E. Lang, Jr.          (principal financial
                                   officer) and Director

/s/  *ALTON J. BRANN                     Director                March 17, 1997
------------------------------
     Alton J. Brann

/s/  *JOSEPH T. CASEY                    Director                March 17, 1997
------------------------------
     Joseph T. Casey

/s/  *CAROL B. HALLETT                   Director                March 17, 1997
------------------------------
     Carol B. Hallett



/s/  * ORION L. HOCH                     Director                March 17, 1997
-----------------------------
     Orion L. Hoch

/s/  *DAVID E. JEREMIAH                  Director                March 17, 1997
-----------------------------
     David E. Jeremiah

/s/  *ROBERT H. LENTZ                    Director                March 17, 1997
-----------------------------
     Robert H. Lentz

/s/  *WILLIAM P. SOMMERS                 Director                March 17, 1997
-----------------------------
     William P. Sommers

/s/  *C.B. THORNTON, JR.                 Director                March 17, 1997
-----------------------------
     C.B. Thornton, Jr.

/s/  CAROL A. WIESNER              Vice President and            March 17, 1997
-----------------------------      Controller (Chief
     Carol A. Wiesner              Accounting Officer)

*By  /s/ JOHN E. PRESTON
-----------------------------
      John E. Preston
     (Attorney-in-Fact)

                                 EXHIBIT INDEX

Exhibit No.               Description

5.1 Opinion of John E. Preston as to the legality of the securities being registered

23.1                      Consent of independent auditors

23.2                      Consent of John E. Preston (included in Exhibit 5.1)

24                        Powers of Attorney of Directors
